Exhibit 10.29
SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND
LICENSE FINANCING AND PURCHASE OPTION AGREEMENT
     THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND LICENSE FINANCING AND PURCHASE OPTION AGREEMENT (this “Amendment”), dated as of February 13, 2008, is by and between ARABICA FUNDING, INC., a Delaware corporation (“Arabica”) and CARIBOU COFFEE COMPANY, INC., a Minnesota corporation (the “Company”).
RECITALS
     A. Arabica and the Company are parties to the Second Amended and Restated Lease and License Financing and Purchase Option Agreement dated as of June 29, 2004 (as amended and in effect from time to time, the “Master Lease”). Capitalized terms used herein without definition have the meanings assigned to them in the Master Lease.
     B. The Company has requested certain amendments to the Master Lease, and the consent of Arabica to certain actions of the Company, and Arabica is willing to effect such amendments, and consent to such actions, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     I. AMENDMENTS TO MASTER LEASE AND CONSENT. Subject to the satisfaction of each of the conditions set forth herein, the Master Lease is hereby amended as follows:
A. Definitions. Section 1 of the Master Lease is hereby amended as follows:
1. By amending and restating the definition of “Consolidated EBITDA” in its entirety as follows:
          “Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense (including amortization of debt acquisition cost), (d) earnings attributable to minority interests, (e) any extraordinary expenses, charges or losses, (f) other non-cash charges, and (g) Pre-Opening Expenses, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income or credits and (b) any cash payments made during such period in respect of items described in clause (e) and/or (f) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries.

2. By amending and restating the table set forth in the definition of “Pricing Grid” in its entirety as follows:

	Applicable Margin for	Applicable Margin for
Consolidated Senior	Eurodollar Rate based	COF Rate based Rental	Third Rent Component
Leverage Ratio	Rental Rate Calculations	Rate Calculations	Rate
Greater than or equal to 1.0 to 1.0	3.00%	4.00%	0.500%
Greater than or equal to 0.5 to 1.0 but less than 1.0 to 1.0	2.50%	3.50%	0.375%
Less than 0.5 to 1.0	2.25%	3.25%	0.375%
3. By deleting the phrase “$55,000,000 (or $60,000,000, if so increased by Arabica and the Company)” from the definition of “Reference Amount” and by substituting therefor the following:
“$20,000,000”
     B. Financial Covenants. Section 20 of the Master Lease is hereby amended as follows:
1.	By amending and restating Section 20(a) in its entirety as follows:
     (a) Maximum Consolidated Senior Leverage Ratio. The Company will not cause or permit the ratio (the “Consolidated Senior Leverage Ratio”) of the Consolidated Funded Indebtedness of the Company and its Subsidiaries (excluding any Subordinated Debt included therein) at March 30, 2008 and each Quarterly Date thereafter to the Consolidated EBITDA of the Company for the Reference Period ending on such Quarterly Date to be greater than 1.75:1.00.
2.	By amending and restating Section 20(b) in its entirety as follows:
     (b) Minimum Consolidated EBITDA. The Company will not cause or permit the Consolidated EBITDA of the Company for the Reference Period ending on March 30, 2008 and for the Reference Period ending on each Quarterly Date thereafter to be less than $9,000,000.
3.	By amending and restating Section 20(c) in its entirety as follows:
     (c) Minimum Interest Coverage Ratio. The Company will not cause or permit the ratio of (i) the Consolidated EBITDAR of the Company for any Reference Period ending on any Quarterly Date falling in any period referred to below to (ii) the sum of Consolidated Financing Expense plus Consolidated Rental Expense of the Company and its Subsidiaries for such Reference Period to be less than the ratio specified below for the period during which such date falls.

Minimum Interest
Quarterly Dates	Coverage Ratio
January 1, 2008 through June 30, 2008	1.38:1.00
July 1, 2008 through September 30, 2008	1.40:1.00
October 1, 2008 and thereafter	1.45:1.00
4.	By amending and restating Section 20(d) in its entirety as follows:
     (d) Maximum Capital Expenditures. The Company will not cause or permit the Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed $12,500,000.
5.	By amending and restating Section 20(e) in its entirety as follows:
     (e) New Store Commitments. The Company shall not enter into any New Store Commitment if at such time (i) the Coffeehouse Level EBITDA Margin for the Reference Period ended December 30, 2007 and each Reference Period thereafter is less than 15% of Coffeehouse Level Sales for such Reference Period, or (ii) the aggregate Available Amount is less than (A) the budgeted amount of Capital Expenditures for outstanding New Store Commitments (including the New Store Commitment in question, and assuming that the budgeted amount of Capital Expenditures for any New Store Commitment for which a Capital Expenditure budget has not been determined is $300,000), less (2) the aggregate amount of Capital Expenditures made toward New Store Commitments prior to the opening of each such store.
     C. No Further Amendments. Except as expressly amended herein, the text of the Master Lease and all other Lease/Purchase Documents shall remain unchanged and in full force and effect.
III. REFERENCES IN THE LEASE/PURCHASE DOCUMENTS; CONFIRMATION OF SECURITY. All references to the Master Lease in all Lease/Purchase Documents shall, from and after the date hereof, refer to the Master Lease, as amended by this Amendment, and all obligations of the Company under the Lease/Purchase Documents shall be secured by and be entitled to the benefits of the Company Security Documents. All Company Security Documents heretofore executed by the Restricted Group shall remain in full force and effect and such Company Security Documents are hereby ratified and affirmed.
IV. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents and warrants to, and covenants and agrees with, Arabica that:
     A. The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Company.

     B. The representations and warranties of each member of the Restricted Group contained in the Master Lease and the other Lease/Purchase Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date (and the representations and warranties set forth in Section 19(a) and Section 19(q) (relating solely to the Confidential Information Memorandum) of the Master Lease shall be construed to relate only to the date of the Master Lease and to the Closing Date), in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date, and (b) of inaccuracies resulting from transactions permitted under the Lease/Purchase Documents.
     C. No member of the Restricted Group is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with or as a condition to the execution, delivery or performance of this Amendment.
     D. This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.
V. MISCELLANEOUS.
     A. As provided in the Master Lease, the Company agrees to reimburse Arabica and the Registered Holders upon demand for all reasonable fees and disbursements of counsel incurred in connection with the preparation of this Amendment.
     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The next pages are the signature pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

ARABICA FUNDING, INC.

By:	/s/ Bernardo J. Angelo

Name: Bernardo J. Angelo
Title: Vice president

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Dan E Lee

Name: Dan E. Lee
Title: Vice President, General Counsel and
Secretary

CONSENT AND ACKNOWLEDGEMENT
     To the extent necessary, if any, each of the undersigned hereby consents to the execution and delivery of the foregoing Sixth Amendment to Second Amended and Restated Lease and License Financing and Purchase Option Agreement (the “Amendment”) and to all of the transactions contemplated thereby and confirms and agrees with the provisions thereof, including without limitation all provisions applicable to any of the undersigned.
     Executed as a sealed instrument as of the date of such Amendment.

CARIBOU HOLDING COMPANY LIMITED

By:	/s/ Henry A. Thompson

Name: Henry A. Thompson
Title: Director

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Dan E. Lee

Name: Dan E. Lee
Title: Vice President, General Counsel and Secretary

CARIBOU ON PIEDMONT, INC.

By:	/s/ Michael E. Peterson

Name: Michael E. Peterson
Title: Vice President

CARIBOU ACQUISITION COMPANY

By:	/s/ Michael E. Peterson

Name: Michael E. Peterson
Title: Vice President